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                              AMENDED AND RESTATED
                          FUND PARTICIPATION AGREEMENT
                 (FORMER TITLE: "AGREEMENT TO PURCHASE SHARES")
                                     BETWEEN
                     THE LINCOLN NATIONAL LIFE INSURANCE CO.
                                       AND
               LINCOLN NATIONAL GLOBAL ASSET ALLOCATION FUND, INC.


     THIS AGREEMENT, made and entered into this 1st day of July, 1998, by and between Lincoln National Global Asset Allocation Fund, Inc. a corporation organized under the laws of Maryland (the "Fund"), and THE LINCOLN NATIONAL LIFE INSURANCE CO., an Indiana insurance corporation (the "Company"), on its own behalf and on behalf of each separate account of the Company named in Schedule 1 to this Agreement as in effect at the time this Agreement is executed and such other separate accounts that may be added to Schedule 1 from time to time in accordance with the provisions of Article XI of this Agreement (each such account referred to as the "Account"; collectively, the "Accounts").

     WHEREAS, the Fund is engaged in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively referred to as "Variable Insurance Products," the owners of such products being referred to as "Product owners") to be offered by insurance companies which have entered into participation agreements with the Fund ("Participating Insurance Companies"); and

     WHEREAS, the Fund filed with the Securities and Exchange Commission (the "SEC") and the SEC has declared effective a registration statement (referred to herein as the "Fund Registration Statement" and the prospectus contained therein, or filed pursuant to Rule 497 under the 1933 Act, referred to herein as the "Fund Prospectus") on Form N-lA to register itself as an open-end management investment company (File No. 811-3212) under the Investment Company Act of 1940, as amended (the "1940 Act"), and the Fund shares (File No. 2-80743) under the Securities Act of 1933, as amended (the "1933 Act"); and

     WHEREAS, the Company has filed a registration statement with the SEC to register under the 1933 Act (unless exempt therefrom) certain variable annuity contracts and/or variable life insurance policies described in Schedule 2 to this Agreement as in effect at the time this Agreement is executed and such other variable annuity contracts and variable life insurance policies which may be added to Schedule 2 from time to time in accordance with Article XI of this Agreement (such policies and contracts shall be referred to herein collectively as the "Contracts," each such registration statement for a class or classes of contracts listed on Schedule 2 being referred to as the "Contracts Registration Statement" and the prospectus for each such class or classes being referred to herein as the "Contracts Prospectus," and the owners of the such contracts, as distinguished from all Product Owners, being referred to as "Contract Owners"); and

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     WHEREAS, each Account, a validly existing separate account, duly authorized by the Company on the date set forth on Schedule 1, sets aside and invests assets attributable to the Contracts; and

     WHEREAS, the Company has registered or will have registered each Account with the SEC as a unit investment trust under the 1940 Act before any Contracts are issued by that Account; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares on behalf of each Account to fund its Contracts and the Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value;

     NOW, THEREFORE, in consideration of their mutual promises, the Company and the Fund agree as follows:


ARTICLE I.  SALE OF FUND SHARES

     1.1. The Fund agrees to sell to the Company those shares which the Company orders on behalf of the Account, executing such orders on a daily basis in accordance with Section 1.4 of this Agreement.

     1.2. The Fund agrees to make shares available for purchase by the Company on behalf of the Account at the then applicable net asset value per share on Business Days as defined in Section 1.4 of this Agreement, and the Fund shall use its best efforts to calculate AND DELIVER such net asset value by 7:00 p.m., E.S.T., on each such Business Day. Notwithstanding any other provision in this Agreement to the contrary, the Board of Directors of the Fund (the "Fund Board") may suspend or terminate the offering of shares, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Fund Board acting in good faith and in light of its fiduciary duties under Federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders (it being understood that "shareholders" for this purpose shall mean Product owners).

     1.3. The Fund agrees to redeem, at the Company's request, any full or fractional shares of the Fund held by the Account or the Company, executing such requests at the net asset value on a daily basis (LL will expect same day redemption wires unless unusual circumstances evolve which cause the Fund to have to redeem securities) in accordance with Section 1.4 of this Agreement, the applicable provisions of the 1940 Act and the then currently effective Fund Prospectus. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder, or the then currently effective Fund Prospectus.

     1.4 (a) For purposes of Sections 1.1, 1.2 and 1.3, the Company shall be the agent of the Fund for the limited purpose of receiving redemption


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               and purchase requests from the Account (but not from the general account of the Company), and receipt on any Business Day by the Company as such limited agent of the Fund prior to the time prescribed in the current Fund Prospectus (which as of the date of execution of this Agreement is 4 p.m., E.S.T.) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such redemption or purchase request by 9:00 a.m., E.S.T. on the next following Business Day. For purposes of this Agreement, "Business Day" shall mean any day on which the New York Stock exchange is open for trading.

                    (b) The Company shall pay for the shares on the same day
               that it places an order with the Fund to purchase those Fund shares for an Account. Payment for Fund shares will be made by the Account or the Company in Federal Funds transmitted to the Fund by wire to be received by 11:00 a.m., E.S.T. on the day the Fund is properly notified of the purchase order for shares. The Fund will confirm receipt of each trade and these confirmations will be received by the Company via Fax or Email by 3:00 p.m. E.S.T. If Federal Funds are not received on time, such funds will be invested, and shares purchased thereby will be issued, as soon as practicable.

                    (c) Payment for shares redeemed by the Account or the
               Company will be made in Federal Funds transmitted to the Company by wire on the same day the Fund is notified of the redemption order of shares, except that the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds if securities must be redeemed; the Company alone shall be responsible for such action.

     1.5. Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

     1.6. The Fund shall furnish notice as soon as reasonably practicable to the Company of any income dividends or capital gain distributions payable on any shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any shares in the form of additional shares of that Fund. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.7. The Fund shall use its best efforts to make the net asset value per share available to the Company by 7:00 p.m., E.S.T. each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share is calculated, and shall calculate such net asset value in accordance with the then currently effective Fund Prospectus. The Fund shall not be liable for


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any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company to the Fund.

     1.8. (a) The Company may withdraw the Account's investment in the Fund only: (i) as necessary to facilitate Contract owner requests; (ii) upon a determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of
               (x) any Product Owners or (y) the interests of the Participating Insurance Companies investing in the Fund; (iii) upon requisite vote of the Contractowners having an interest in the Fund to substitute the shares of another investment company for shares in accordance with the terms of the Contracts; (iv) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application; or (v) at the Company's sole discretion, pursuant to an order of the SEC under Section 26(b) of the 1940 Act.

                    (b) The parties hereto acknowledge that the arrangement
               contemplated by this Agreement is not exclusive and that the Fund shares may be sold to other insurance companies (subject to Section 1.9 hereof) and the cash value of the Contracts may be invested in other investment companies.

                    (c) The Company shall not, without prior notice to the Fund
               (unless otherwise required by applicable law), take any action to operate the Accounts as management investment companies under the 1940 Act.

     1.9. The Fund agrees that Fund shares will be sold only to Participating Insurance Companies and their separate accounts. The Fund will not sell Fund shares to any insurance company or separate account unless an agreement complying with Article VII of this Agreement is in effect to govern such sales. No Fund shares will be sold to the general public.


ARTICLE II.  REPRESENTATIONS AND WARRANTIES

     2.1. The Company represents and warrants (a) that the Contracts are registered under the 1933 Act or will be so registered before the issuance thereof, (b) that the Contracts will be issued in compliance in all material respects with all applicable Federal and state laws and (c) that the Company will require of every person distributing the Contracts that the Contracts be offered and sold in compliance in all material respects with all applicable Federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and validly existing under applicable law and that it has legally and validly authorized each Account as a separate account under Section 27-1-5-1 of the Indiana Insurance Code, and has registered or, prior to the issuance of any Contracts, will register each Account (unless exempt therefrom) as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for its Contracts, and that it will maintain such registrations for so long as any Contracts issued under them are outstanding.


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     2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and shall remain registered under the 1940 Act for so long as the Fund shares are sold. The Fund further represents and warrants that it is a corporation duly organized and in good standing under the laws of Maryland.

     2.3. The Fund represents and warrants that it currently qualifies as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Fund further represents and warrants that it will make every effort to continue to qualify and to maintain such qualification (under Subchapter M or any successor or similar provision), and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     2.4. The Fund represents and warrants that it will comply with Section 817(h) of the Code, and all regulations issued thereunder.

     2.5. The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies, whichever is appropriate, under applicable provisions of the Code. The Company shall make every effort to maintain such treatment and shall notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     2.6. The Fund represents that the Fund's investment policies, fees and expenses, and operations are and shall at all times remain in material compliance with the laws of the state of Maryland, to the extent required to perform this Agreement; and with any state- mandated investment restrictions set forth on Schedule 3, as amended from time to time by the Company in accordance with Section 6.6. The Fund, however, makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) otherwise complies with the insurance laws or regulations of any state. The Company alone shall be responsible for informing the Fund of any investment restrictions imposed by state insurance law and applicable to the Fund.

     2.7. The Fund represents and warrants that it has and maintains a fidelity bond in accordance with Rule 17g-1 under the 1940 Act. The Fund will immediately notify the Company in the event the fidelity bond coverage should lapse at any time.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; SALES MATERIAL AND OTHER INFORMATION

     3.1. The Fund shall provide the Company with as many copies of the current Fund Prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund at its expense shall provide to the Company a camera-ready copy, and electronic version, of the current Fund Prospectus suitable for printing and other assistance as is reasonably necessary in order for the Company to have a new Contracts Prospectus printed together with the Fund Prospectus in one document. See Article V for a detailed explanation of the responsibility for


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the cost of printing and distributing Fund prospectuses.

     3.2. The Fund Prospectus shall state that the Statement of Additional Information for the Fund is available from the Fund and the Fund shall provide such Statement free of charge to the Company and to any outstanding or prospective Contract owner who requests such Statement.

     3.3. (a) The Fund at its expense shall provide to the Company a camera-ready copy of the Fund's shareholder reports and other communications to shareholders (except proxy material), in each case in a form suitable for printing, as determined by the Company. The Fund shall be responsible for the costs of printing and distributing these materials to Contract owners.

          (b) The Fund at its expense shall be responsible for preparing, printing and distributing its proxy material. The Company will provide the appropriate Contractowner names and addresses to the Fund for this purpose.

     3.4. The Company shall furnish to the Fund, prior to its use, each piece of sales literature or other promotional material in which the Fund is named. No such material shall be used, except with the prior written permission of the Fund. The Fund agrees to respond to any request for approval on a prompt and timely basis. Failure of the Fund to respond within 10 days of the request by the Company shall relieve the Company of the obligation to obtain the prior written permission of the Fund.

     3.5. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund other than the information or representations contained in the Fund Registration Statement or Fund Prospectus, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund, except with the prior written permission of the Fund. The Fund agrees to respond to any request for permission on a prompt and timely basis. If the Fund does not respond within 10 days of a request by the Company, then the Company shall be relieved of the obligation to obtain the prior written permission of the Fund.

     3.6. The Fund shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account or the Contracts other than the information or representations contained in the Contracts Registration Statement or Contracts Prospectus, as such Registration Statement and Prospectus may be amended or supplemented from time to time, or in published reports of the Account which are in the public domain or approved in writing by the Company for distribution to Contract owners, or in sales literature or other promotional material approved in writing by the Company, except with the prior written permission of the Company. The Company agrees to respond to any request for permission on a prompt and timely basis. If the Company fails to respond within 10 days of a request by the Fund, then the Fund is relieved of the obligation to obtain the prior written permission of the Company.


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     3.7. The Fund will provide to the Company at least one complete copy of all
Fund Registration Statements, Fund Prospectuses, Statements of Additional Information, annual and semi-annual reports and other reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, that relate to the Fund or Fund shares, within 20 days after the filing of such document with the SEC or other regulatory authorities.

     3.8. The Company will provide to the Fund at least one complete copy of all Contracts Registration Statements, Contracts Prospectuses, Statements of Additional Information, Annual and Semi-annual Reports, sales literature and other promotional materials, and all amendments or supplements to any of the above, that relate to the Contracts, within 20 days after the filing of such document with the SEC or other regulatory authorities.

     3.9. Each party will provide to the other party copies of draft versions of any registration statements, prospectuses, statements of additional information, reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments or supplements to any of the above, to the extent that the other party reasonably needs such information for purposes of preparing a report or other filing to be filed with or submitted to a regulatory agency. If a party requests any such information before it has been filed, the other party will provide the requested information if then available and in the version then available at the time of such request.

     3.10. For purposes of this Article III, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, computer net site, signs or billboards, motion pictures or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, in print or electronically, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, Statements of Additional Information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under NASD rules, the 1940 Act or the 1933 Act.

ARTICLE IV.  Voting

     4.1 Subject to applicable law and the requirements of Article VII, the Fund shall solicit voting instructions from Contract owners;

     4.2 Subject to applicable law and the requirements of Article VII, the Company shall:

               (a) vote Fund shares attributable to Contract owners in accordance with


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          instructions or proxies received in timely fashion from such Contract owners;

               (b) vote Fund shares attributable to Contract owners for which no instructions have been received in the same proportion as Fund shares of such Series for which instructions have been received in timely fashion; and

               (c) vote Fund shares held by the Company on its own behalf or on behalf of the Account that are not attributable to Contract owners in the same proportion as Fund shares of such Series for which instructions have been received in timely fashion.

The Company shall be responsible for assuring that voting privileges for the Accounts are calculated in a manner consistent with the provisions set forth above.

ARTICLE V. FEES AND EXPENSES

     All expenses incident to performance by the Fund under this Agreement (including expenses expressly assumed by the Fund pursuant to this Agreement) shall be paid by the Fund to the extent permitted by law. Except as may otherwise be provided in Section 1.4 and Article VII of this Agreement, the Company shall not bear any of the expenses for the cost of registration and qualification of the Fund shares under Federal and any state securities law, preparation and filing of the Fund Prospectus and Fund Registration Statement, the preparation of all statements and notices required by any Federal or state securities law, all taxes on the issuance or transfer of Fund shares, and any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act.

     The Fund is responsible for the cost of printing and distributing Fund Prospectuses and SAIs to existing Contractowners. (If for this purpose the Company decided to print the Fund Prospectuses and SAIs in a booklet or separate booklets containing disclosure for the Contracts and for underlying funds other than those of the Fund, then the Fund shall pay only its proportionate share of the total cost to distribute the booklet to existing Contractowners.)
     The Company is responsible for the cost of printing and distributing Fund prospectuses and SAIs for new sales; and Account Prospectuses and SAIs for existing Contractowners. The Company shall have the final decision on choice of printer for all Prospectuses and SAIs.


ARTICLE VI.  COMPLIANCE UNDERTAKINGS

     6.1. The Fund undertakes to comply with Subchapter M and Section 817(h) of the Code, and all regulations issued thereunder.

     6.2. The Company shall amend the Contracts Registration Statements under the 1933 Act and the Account's Registration Statement under the 1940 Act from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sale to the extent


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required by applicable securities laws of the various states.

     6.3. The Fund shall amend the Fund Registration Statement under the 1933 Act and the 1940 Act from time to time as required in order to effect for so long as Fund shares are sold the continuous offering of Fund shares as described in the then currently effective Fund Prospectus. The Fund shall register and qualify Fund shares for sale to the extent required by applicable securities laws of the various states.

     6.4. The Company shall be responsible for assuring that any prospectus offering a Contract that is a life insurance contract where it is reasonably possible that such Contract would be deemed a "modified endowment contract," as that term is defined in Section 7702A of the Code, will describe the circumstances under which a Contract could be treated as a modified endowment contract (or policy).

     6.5. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Fund Board of Directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

     6.6. (a) When appropriate in order to inform the Fund of any applicable state-mandated investment restrictions with which the Fund must comply, the Company shall arrange with the Fund to amend Schedule 3, pursuant to the requirements of Article XI.

               (b) Should the Fund become aware of any restrictions which may be appropriate for inclusion in Schedule 3, the Company shall be informed immediately of the substance of those restrictions.

ARTICLE VlI.  POTENTIAL CONFLICTS

     7.1. The Company agrees to report to the Board of Directors of the Fund (the "Board") any potential or existing conflicts between the interests of Product Owners of all separate accounts investing in the Fund, and to assist the Board in carrying out its responsibilities under Section 6e-3(T) of the 1940 Act, by providing all information reasonably necessary for the Board to consider any issues raised, including information as to a decision to disregard voting instructions of variable contract owners.

     7.2. If a majority of the Board, or a majority of disinterested Board Members, determines that a material irreconcilable conflict exists, the Board shall give prompt notice to all Participating Insurance Companies.

               (a) If a majority of the whole Board, after notice to the Company and a reasonable opportunity for the Company to appear before it and present its case, determines that the Company is responsible for said conflict, and if the Company


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          agrees with that determination, the Company shall, at its sole cost and expense, take whatever steps are necessary to remedy the material irreconcilable conflict. These steps could include: (i) withdrawing the assets allocable to some or all of the affected Accounts from the Fund and reinvesting such assets in a different investment vehicle, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractowners and, as appropriate, segregating the assets of any particular group (i.e., variable annuity Contractowners, variable life insurance policyowners, or variable Contractowners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contractowners the option of making such a change; and (ii) establishing a new registered mutual fund or management separate account; or (iii) taking such other action as is necessary to remedy or eliminate the material irreconcilable conflict.

                    (b) If the Company disagrees with the Board's determination, the Company shall file a written protest with the Board, reserving its right to dispute the determination as between just the Company and the Fund and to seek reimbursement from the Fund for the reasonable costs and expenses of resolving the conflict . After reserving that right the Company, although disagreeing with the Board that it (the Company) was responsible for the conflict, shall take the necessary steps, under protest, to remedy the conflict, substantially in accordance with paragraph (a) just above, for the protection of Contractowners.

                    (c) As between the Company and the Fund, if within 45 days after the Board's determination the Company elects to press the dispute, it shall so notify the Board in writing. The parties shall then attempt to resolve the matter amicably through negotiation by individuals from each party who are authorized to settle the matter. If the matter has not been amicably resolved within 60 days from the date of the Company's notice of its intent to press the dispute, then before either party shall undertake to litigate the dispute it shall be submitted to non-binding arbitration conducted expeditiously in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes, by a sole arbitrator; PROVIDED, HOWEVER, that if one party has requested the other party to seek an amicable resolution and the other party has failed to participate, the requesting party may initiate arbitration before expiration of the 60-day period set out just above.

                    If within 45 days of the commencement of the process to
               select an arbitrator the parties cannot agree upon the arbitrator, then he or she will be selected from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1-16. The place of arbitration shall be Fort Wayne, Indiana. The Arbitrator is not empowered to award damages in excess of compensatory damages.

                    (d) If the Board shall determine that the Fund or another
               was responsible for the conflict, then the Board shall notify the Company immediately


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               of that determination. The Fund shall assure the Company that it
               (the Fund) or that other Participating Insurance Company as applicable, shall, at its sole cost and expense, take whatever steps are necessary to eliminate the conflict.

                    (e) Nothing in Sections 7.2(b) or 7.2(c) shall constitute a waiver of any right of action which the Company may have against other Participating Insurance Companies for reimbursement of all or part of the costs and expenses of resolving the conflict.

     7.3. If a material irreconcilable conflict arises because of the Company's decision to disregard Contractowner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company shall withdraw (without charge or penalty) the Account's investment in the Fund, if the Fund so elects.

     7.4. For purposes of this Article, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any irreconcilable conflict. However, in no event will the Fund be required to establish a new funding medium for any variable contract, nor will the Company be required to establish a new funding medium for any Contract, if in either case an offer to do so has been declined by a vote of a majority of affected Contractowners.


ARTICLE VIII.  INDEMNIFICATION

     8.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Fund and each person who controls or is associated with the Fund (other than another Participating Insurance Company) within the meaning of such terms under the federal securities laws and any officer, trustee, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the prior written consent of the Company in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

                    (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Contracts Registration Statement, Contracts Prospectus, sales literature or other promotional material for the Contracts or the Contracts themselves (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such


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               statement or omission or such alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Fund (or a person authorized in writing to do so on behalf of the Fund) for use in the Contracts Registration Statement, Contracts Prospectus or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (b) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact by or on behalf of the Company (other than statements or representations contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control with respect to the sale or distribution of the Contracts or Fund shares; or

                    (c) arise out of any untrue statement or alleged untrue
               statement of a material fact contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

                    (d) arise as a result of any failure by the Company to
               provide the services and furnish the materials or to make any payments under the terms of this Agreement; or

                    (e) arise out of any material breach by the Company of this
               Agreement, including but not limited to any failure to transmit a request for redemption or purchase of Fund shares on a timely basis in accordance with the procedures set forth in Article I; or

                    (f) arise as a result of the Company's providing the Fund
               with inaccurate information, which causes the Fund to calculate its Net Asset Values incorrectly.

This indemnification will be in addition to any liability which the Company may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     8.2. INDEMNIFICATION BY THE FUND. The Fund agrees to indemnify and hold harmless the Company and each person who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any officer, director, employee or agent of the foregoing, against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid with the prior written consent of the Fund in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

                    (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund Registration Statement, Fund Prospectus (or any amendment or supplement thereto) or sales literature or other promotional material of the Fund, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission or alleged statement or alleged omission was made in reliance upon and in conformity with information furnished in writing by the Company to the Fund for use in the Fund Registration Statement, Fund Prospectus (or any amendment or supplement thereto) or sales literature for the Fund or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (b) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by the Fund (other than statements or representations contained in the Fund Registration Statement, Fund Prospectus or sales literature or other promotional material of the Fund not supplied by the Distributor or the Fund or persons under their control) or wrongful conduct of the Fund or persons under its control with respect to the sale or distribution of the Contracts or Fund shares; or

                    (c) arise out of any untrue statement or alleged untrue
               statement of a material fact contained in the Contract's Registration Statement, Contracts Prospectus or sales literature or other promotional material for the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by the Fund to the Company (or a person authorized in writing to do so on behalf of the Fund); or

                    (d) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including, but not by way of limitation, a failure, whether unintentional or in good faith or otherwise: (i) to comply with the diversification requirements specified in Sections 2.4 and 6.1 in Article VI of this Agreement; and (ii) to provide the Company with accurate information sufficient for it to calculate its accumulation and/or annuity unit values in timely fashion as required by law and by the Contracts Prospectuses); or

                    (e) arise out of any material breach by the Fund of this
               Agreement.

This indemnification will be in addition to any liability which the Fund may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is due to the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

     8.3. INDEMNIFICATION PROCEDURES. After receipt by a party entitled to indemnification ("indemnified party") under this Article VIII of notice of the commencement of any action, if a claim in respect thereof is to be made by the indemnified party against any person obligated to provide indemnification under this Article VIII ("indemnifying party"), such indemnified party will notify the indemnifying party in writing of the commencement thereof as soon as practicable thereafter, provided that the omission to so notify the indemnifying party will not relieve it from any liability under this Article VIII, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. The indemnifying party, upon the request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.


ARTICLE IX. APPLICABLE LAW

     9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of Indiana, without giving effect to the principles of conflicts of law.

     9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be limited, interpreted and construed in accordance therewith.


ARTICLE X. TERMINATION

     10.1. This Agreement shall terminate:

                    (a) at the option of any party upon 120 days advance written notice to the other parties; or

                    (b) at the option of the Company if shares of the Fund are not available to meet the requirements of the Contracts as determined by the Company. Prompt notice of the election to terminate for such cause shall be furnished by the Company. Termination shall be effective ten days after the giving of notice by the Company; or

                    (c) at the option of the Fund upon institution of formal
               proceedings against the Company by the NASD, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account, the administration of the Contracts or the purchase of Fund shares;

                    (d) at the option of the Company upon institution of formal proceedings against the Fund, the investment advisor or any sub-investment advisor, by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body; or

                    (e) upon requisite vote of the Contract owners having an
               interest in the Fund (unless otherwise required by applicable law) and written approval of the Company, to substitute the shares of another investment company for the corresponding shares of the Fund in accordance with the terms of the Contracts; or

                    (f) at the option of the Fund in the event any of the
               Contracts are not registered, issued or sold in accordance with applicable Federal and/or state law; or

                    (g) at the option of the Company or the Fund upon a
               determination by a majority of the Fund Board, or a majority of disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of (i) any Product owners or
               (ii) the interests of the Participating Insurance Companies investing in the Fund; or

                    (h) at the option of the Company if the Fund ceases to
               qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes, based on an opinion of its counsel, that the Fund may fail to so qualify; or

                    (i) at the option of the Company if the Fund fails to meet the diversification requirements specified in Section 817(h) of the Code and any regulations thereunder; or

                    (j) at the option of the Fund if the Contracts cease to
               qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify; or

                    (k) at the option of the Fund if the Fund shall determine, in its sole judgment exercised in good faith, that either (1) the Company shall have suffered a material adverse change in its business or financial condition; or (2) the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund; or

                    (l) at the option of the Company, if the Company shall
               determine, in its sole judgment exercised in good faith, that:
               (1) the Fund shall have suffered a material adverse change in its business or financial condition; or (2) the Fund shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or

                    (m) automatically upon the assignment of this Agreement
               (including, without limitation, any transfer of the Contracts or the Accounts to another insurance company pursuant to an assumption reinsurance agreement) unless the non-assigning party consents thereto or unless this Agreement is assigned to an affiliate of the Company or the Fund, as the case may be.

          10.2. NOTICE REQUIREMENT. Except as otherwise provided in Section 10.1, no termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to the other party of its intent to terminate, which notice shall set forth the basis for such termination.
Furthermore:

                    (a) In the event that any termination is based upon the
               provisions of Article VII or the provisions of Section 10.1(a) of this Agreement, such prior written notice shall be given in advance of the effective date of termination as required by such provisions; and

                    (b) in the event that any termination is based upon the
               provisions of Section 10.1(c) or 10.1(d) of this Agreement, such prior written notice shall be given at least ninety (90) days before the effective date of termination, or sooner if required by law or regulation.

     10.3. EFFECT OF TERMINATION

                    (a) Notwithstanding any termination of this Agreement
               pursuant to Section 10.1 of this Agreement, the Fund will, at the option of the Company, continue to make available additional Fund shares for so long after the termination of this Agreement as the Company desires, pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Company so elects to make additional Fund shares available, the owners of the Existing Contracts or the Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

                    (b) If Fund shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect except for Section 10.1(a) and thereafter either the Fund or the Company may terminate the Agreement, as so continued pursuant to this Section 10.3, upon prior written notice to the other party, such notice to be for a period that is reasonable under the circumstances but, if given by the Fund, need not be for more than six months.

                    (c) The parties agree that this Section 10.3 shall not apply to any termination made pursuant to Article VII, and the effect of such Article VII termination shall be governed by the provisions set forth or incorporated by reference therein.

ARTICLE XI.  APPLICABILITY TO NEW ACCOUNTS AND NEW CONTACTS

     The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts and to add new classes of variable annuity contracts and variable life insurance policies to be issued by the Company through new or existing Separate Accounts investing in the Fund. The provisions of this Agreement shall be equally applicable to each such separate account and each such class of contracts or policies, unless the context otherwise requires. Any such amendment must be signed by the parties and must bear an effective date for that amendment.


ARTICLE XII.  NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party(ies) at the address of such party(ies) set forth below or at such other address as such party(ies) may from time to time specify in writing to the other party.

                    If to the Fund:

                           Lincoln National Global Asset Allocation Fund, Inc.

                           1300 South Clinton Street
                           Fort Wayne, Indiana 46802
                           Attn: Kelly D. Clevenger

                    If to the Company:

                           Lincoln National Life Insurance Co.
                           1300 South Clinton Street
                           Fort Wayne, Indiana 46802
                           Attn: Steven M. Kluever

ARTICLE XIII.  MISCELLANEOUS

     13.1. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     13.2. This Agreement may be executed simultaneously in two or more counterparts, each of which together shall constitute one and the same instrument.

     13.3. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     13.4. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     13.5. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.


ARTICLE XIV. PRIOR AGREEMENTS

     This Amended and Restated Fund Participation Agreement, as of its effective date, hereby supersedes any and all prior agreements to purchase shares between Lincoln Life and the Fund.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized officer on the date specified below.


                    LINCOLN NATIONAL GLOBAL ASSET ALLOCATION
                      FUND, INC.


               Signature: /s/ Kelly D. Clevenger
                         -------------------------------------------------

               Name: Kelly D. Clevenger
                    ------------------------------------------------------

               Title: President
                     -----------------------------------------------------


                    LINCOLN NATIONAL LIFE INSURANCE CO. (Company)


               Signature: /s/ Stephen H. Lewis
                         -------------------------------------------------

               Name: Stephen H. Lewis
                    ------------------------------------------------------

               Title: Senior Vice President, Lincoln National
                            Life Insurance Company
                     -----------------------------------------------------

#73844

                                   SCHEDULE 1

               Lincoln National Global Asset Allocation Fund, Inc.
          Separate Accounts of Lincoln National Life Insurance Company
                              Investing in the Fund
                               As of July 1, 1998


LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT C

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT K

LINCOLN LIFE VARIABLE ANNUITY ACCOUNT Q

LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT 53

                                   SCHEDULE 2


               Lincoln National Global Asset Allocation Fund, Inc.
                           Variable Annuity Contracts
                      and Variable Life Insurance Policies
                         Supported by Separate Accounts
                              Listed on Schedule 1
                               As of July 1, 1998


MULTI FUND VARIABLE ANNUITY

eANNUITY

MULTI FUND VARIABLE LIFE

GROUP MULTI FUND

MULTI FUND - NON-REGISTERED

                                   SCHEDULE 3

               Lincoln National Global Asset Allocation Fund, Inc.
                     State-mandated Investment Restrictions
                             Applicable to the Fund
                              As of July 1, 1998


The California Department of Insurance has established the following Guidelines for an underlying portfolio of a Separate Account:

BORROWING. The borrowing limit for any FUND is 331/3 percent of total assets. Entering into a reverse repurchase agreement shall be considered "borrowing" as that term is used herein.

FOREIGN INVESTMENTS - DIVERSIFICATION

The diversification guidelines to be followed by international and global FUNDS are as follows:

a. An international FUND or a global FUND is sufficiently diversified if it is invested in a minimum of three different countries at all times, and has invested no more than 50 percent of total assets in any one second-tier country and no more than 25 percent of total assets in any one third-tier country. First-tier countries are: Germany, the United Kingdom, Japan, the United States, France, Canada, and Australia. Second-tier countries are all countries not in the first or third tier. Third-tier countries are countries identified as "emerging" or "developing" by the International Bank for Reconstruction and Development ("World Bank") or International Finance Corporation.

b. A regional FUND is sufficiently diversified if it is invested in a minimum of three countries. The name of the fund must accurately describe the FUND.

c.   The name of the single country FUND must accurately describe the FUND.

d.   An index FUND must substantially mirror the index.

                                  AMENDMENT TO
                                   SCHEDULE 2

               Lincoln National Global Asset Allocation Fund, Inc
                           Variable Annuity Contracts
                      and Variable Life Insurance Policies
                         Supported by Separate Accounts
                              Listed on Schedule 1
                             As of October 15, 1999

MULTI FUND INDIVIDUAL VARIABLE ANNUITY

eANNUITY

MULTI FUND VARIABLE LIFE

GROUP MULTI FUND

LINCOLN VUL

LINCOLN SVUL

MULTI FUND - NON-REGISTERED
           DB
LINCOLN VUL

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedule 2 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                          LINCOLN NATIONAL GLOBAL ASSET
                                          ALLOCATION FUND, INC.


Date:                                     By: /s/ Kelly D. Clevenger
    -----------------------                  -----------------------------
                                             Kelly D. Clevenger
                                             President and Chairman


                                          LINCOLN NATIONAL LIFE
                                          INSURANCE COMPANY

Date:                                     By: /s/ Stephen H. Lewis
    -----------------------                  -----------------------------
                                             Stephen H. Lewis
                                             Senior Vice President

                                  AMENDMENT TO
                                   SCHEDULE 1

               Lincoln National Global Asset Allocation Fund, Inc.
          Separate Accounts of Lincoln National Life Insurance Company
                             Investing in the Fund
                               As of May 1, 1999


LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT C

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT K

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT M

LINCOLN LIFE VARIABLE ANNUITY ACCOUNT Q

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT R

LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT 53

                                  AMENDMENT TO
                                   SCHEDULE 2

               Lincoln National Global Asset Allocation Fund, Inc.
                           Variable Annuity Contracts
                      and Variable Life Insurance Policies
                         Supported by Separate Accounts
                              Listed on Schedule 1
                               As of May 1, 1999

MULTI FUND INDIVIDUAL VARIABLE ANNUITY

eANNUITY

MULTI FUND VARIABLE LIFE

GROUP MULTI FUND

LINCOLN VUL

LINCOLN SVUL

MULTI FUND - NON REGISTERED

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules 1 and 2 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                          LINCOLN NATIONAL GLOBAL ASSET
                                          ALLOCATION FUND, INC.


Date:                                     By:
    -----------------------                  -----------------------------
                                             Kelly D. Clevenger
                                             President and Chairman


                                          LINCOLN NATIONAL LIFE
                                          INSURANCE COMPANY

Date:                                     By:
    -----------------------                  -----------------------------
                                             Stephen H. Lewis
                                             Senior Vice President

                                  Amendment to
                                   SCHEDULE 1

               Lincoln National Global Asset Allocation Fund, Inc.
          Separate Accounts of Lincoln National Life Insurance Company
                              Investing in the Fund
                               As of July 15, 2001


LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT C

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT K

LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT L

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT M

LINCOLN LIFE VARIABLE ANNUITY ACCOUNT N

LINCOLN LIFE VARIABLE ANNUITY ACCOUNT Q

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT R

LINCOLN LIFE FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT S

LINCOLN LIFE VARIABLE ANNUITY ACCOUNT W

LINCOLN NATIONAL VARIABLE ANNUITY ACCOUNT 53

                                  Amendment to
                                   SCHEDULE 2

               Lincoln National Global Asset Allocation Fund, Inc.
                           Variable Annuity Contracts
                      and Variable Life Insurance Policies
                         Supported by Separate Accounts
                              Listed on Schedule 1
                               As of July 15, 2001


MULTI FUND INDIVIDUAL VARIABLE ANNUITY

eANNUITY

MULTI FUND VARIABLE LIFE

GROUP MULTI FUND

LINCOLN VUL

LINCOLN VUL MONEYGUARD

LINCOLN SVUL

LINCOLN SVUL II

CVUL

CVUL III

MULTI FUND - NON-REGISTERED

LINCOLN VUL(DB)

LINCOLN VUL(CV)

LINCOLN VUL(CV2)

GVA I, II, III

LINCOLN CHOICEPLUS II

LINCOLN CHOICEPLUS II ACCESS

LINCOLN CHOICEPLUS II BONUS

LINCOLN CHOICEPLUS II ADVANCE

WELLS FARGO NEW DIRECTIONS CORE

WELLS FARGO NEW DIRECTIONS ACCESS

WELLS FARGO NEW DIRECTIONS ACCESS 4

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules 1 and 2 to be executed in its name and behalf by its duly authorized officer on the date specified below.


                                        LINCOLN NATIONAL GLOBAL ASSET
                                        ALLOCATION FUND, INC.


Date:                                   By:/s/Kelly D. Clevenger
       --------------------------       ---------------------------------------
                                           Kelly D. Clevenger
                                           Chairman and President



                                      THE LINCOLN NATIONAL LIFE
                                      INSURANCE COMPANY

Date:                                 By:/s/Steven M. Kluever
      ---------------------------     -----------------------------------------
                                         Steven M. Kluever
                                         Second Vice President